UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 05/23/2005

Markel Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-15811

Virginia	54-1959284
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Pkwy, Glen Allen, VA 23060

(Address of Principal Executive Offices, Including Zip Code)

804-747-0136

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement

1. Employment Agreements

On May 23, 2005, the Compensation Committee of the Board approved new employment agreements for Darrell D. Martin and Richard R. Whitt, III. The agreement with Mr. Martin reflects the change in his position and responsibilities effective as of May 23, 2005. Under the revised agreement, Mr. Martin will serve as Executive Vice President, relinquishing the role of Chief Financial Officer, and will devote up to 25% of his time to the Company and its subsidiaries at an annual base salary of $225,000. Mr. Martin will continue to participate in the Company’s Executive Bonus Plan which provides for cash bonuses, expressed as a percentage of base salary, based on achievement of growth in book value goals. The agreement with Mr. Martin has an initial term of one year and then is terminable by either party on 90 days notice. Mr. Martin will also continue to participate in other Company benefit plans and he has agreed to protect the Company’s confidential information and will not compete with the Company for two years following termination of employment.

The agreement with Mr. Whitt is similar to agreements in force with Messrs. Gayner and Springman and provides for Mr. Whitt’s employment as Senior Vice President and Chief Financial Officer at an initial annual base salary of $315,000. The agreement has an initial term of one year and is automatically renewed for additional terms of one year unless either party gives 90 days notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive’s employment without cause. Mr. Whitt has agreed to preserve the confidentiality of the Company’s proprietary data and has also agreed not to compete with the Company for a period of one year following termination. In the event of his death or disability, the Company will continue to pay base salary and benefits for twelve months. In the event the agreement is terminated by the Company for cause or voluntarily by the executive, the Company’s obligations under the agreement will terminate. In the event the agreement is terminated by the Company without cause, the Company will pay the executive his base salary for twelve months from the date of termination (beginning six months after termination if certain tax law provisions apply). The agreements also provide for annual salary reviews, bonuses and certain additional benefits.

In addition, the agreement with Mr. Whitt provides for the payment of salary and benefits for 12 months following the executive’s termination of employment for Good Reason following a Change in Control. Subject to compliance with covenants regarding confidentiality and non-competition, at the end of such 12 month period the executive will also be entitled to receive a lump sum payment equal to the amount of bonus, if any, paid to the executive for the calendar year preceding the year in which termination occurs. For these purposes “Good Reason” means a reduction in aggregate salary and bonus opportunity; a material reduction in duties or responsibilities; a material change in working conditions compared to similarly situated executives or a change by more than 50 miles in the location from which the executive is expected to perform his duties. “Change in Control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company or a change in a majority of the incumbent Board of Directors of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities prior to the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.

Copies of Mr. Martin’s and Mr. Whitt’s employment agreements are filed as exhibits to this report.

2. Bonus Awards

On May 23, 2005, the Compensation Committee of the Board confirmed Mr. Whitt’s participation in the Markel Corporation Executive Bonus Plan for 2005 on terms identical to that previously disclosed for Mr. Gayner and Mr. Springman (i.e. a bonus, expressed as a percentage of base salary, based on the three-year average, building to a five-year average, of the compound growth in book value per share, as set forth below). The Committee also confirmed an award to Mr. Whitt (identical to awards previously made to Mr. Gayner and Mr. Springman) of Restricted Stock Units equal in value to a specified percentage of base salary and based on the compound growth in book value per share as set forth below. Each Unit represents the right to receive one share of Common Stock. The Restricted Stock Units provide for “cliff” vesting (i.e. all at once, not ratably) five years after the end of the year for which the award is made. Early vesting, in whole or in part, may occur in the event of death, disability, retirement, following a change in control and job loss or in the event the Committee determines the executive had an approved termination of employment. In the event of early vesting the shares will generally not be issued until the end of the five year period. The awards and shares received under them may be subject to forfeiture and/or partial recapture if (i) the executive is terminated for cause, (ii) the executive becomes associated with a business which competes with the Company, or (iii) the Committee determines the executive has engaged in conduct detrimental to the interests of the Company.

3 year average compound growth in book value	Bonus as a % of Base Salary	Value of Restricted Stock Units as a % of Base Salary
Under 11%	0%	0%
11%	25%	18.75%
12%	30%	22.5%
13%	40%	30%
14%	50%	37.5%
15%	60%	45%
16%	75%	56.25%
17%	90%	67.5%
18%	100%	75%
19%	110%	82.5%
20%	125%	93.75%
21%	145%	108.75%
22%	170%	127.5%
23%	200%	150%
24%	250%	187.5%

Book value calculations may be increased or decreased by the Committee to reflect transactions not in the ordinary course which may affect book value, including but not limited to, share issuances or conversions, share repurchases, dividends, distributions or other transactions affecting book value.

3. Salary Adjustments

On May 23, 2005, the Compensation Committee of the Board approved adjustments to base salaries of executive officers, effective as of July 1, 2005, as follows:

Alan I. Kirshner-$600,000

Anthony F. Markel-$575,000

Steven A. Markel-$575,000

Thomas S. Gayner-$450,000

Paul W. Springman-$450,000

The base salary in effect as of the end of the year will be used for purposes of determining cash bonus awards and restricted stock unit awards.

4. Approval by Shareholders of the Markel Corporation Executive Bonus Plan

At the Company’s annual meeting of shareholders on May 23, 2005, the shareholders of the Company approved the Markel Corporation Executive Bonus Plan, the terms of which and 2005 grants thereunder were previously disclosed on the Company’s Form 8-K dated February 25, 2005.

A copy of the Markel Corporation Executive Bonus Plan is filed as an exhibit to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Consistent with the announcement made on January 12, 2005, Darrell D. Martin has handed over the responsibilities of Chief Financial Officer (principal financial officer and principal accounting officer) to Richard R. Whitt, III effective as of May 23, 2005. In connection with these changes the Company has entered into new employment agreements with Mr. Whitt and Mr. Martin as described under item 1.01 above. For additional information please refer to the Company’s report on Form 8-K filed on January 12, 2005.

Item 9.01. Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibits-See Exhibit Index

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Markel Corporation

Date: May 26, 2005	By:	/s/ Gregory B. Nevers
Gregory B. Nevers
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description
10.1	Executive Employment Agreement dated as of May 23, 2005 between the Company and Darrell D. Martin

10.2	Executive Employment Agreement dated as of May 23, 2005 between the Company and Richard R. Whitt, III

10.3	Markel Corporation Executive Bonus Plan